EXHIBIT A(25)

VALIC COMPANY I

ARTICLES SUPPLEMENTARY

VALIC Company I, a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  The Corporation hereby confirms the classification and designation of its shares of common stock, par value $.01 per share (the “Common Stock”), in the series that follow:

Series	Number of Shares

Asset Allocation Fund	1,000,000,000
Blue Chip Growth Fund	750,000,000
Broad Cap Value Income Fund	750,000,000
Capital Conservation Fund	1,000,000,000
Core Equity Fund	1,000,000,000
Dividend Value Fund	1,000,000,000
Foreign Value Fund	750,000,000
Global Equity Fund	750,000,000
Global Real Estate Fund	750,000,000
Global Social Awareness Fund	1,000,000,000
Global Strategy Fund	750,000,000
Government Securities Fund	1,000,000,000
Growth & Income Fund	1,000,000,000
Growth Fund	750,000,000
Health Sciences Fund	750,000,000
Inflation Protected Fund	750,000,000
International Equities Fund	1,000,000,000
International Government Bond Fund	1,000,000,000
International Growth I Fund	1,000,000,000
Large Cap Core Fund	750,000,000
Large Capital Growth Fund	750,000,000
Mid Cap Index Fund	1,000,000,000
Mid Cap Strategic Growth Fund	750,000,000
Money Market I Fund	1,000,000,000
Nasdaq-100® Index Fund	1,000,000,000
Science & Technology Fund	1,000,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	1,000,000,000
Small Cap Index Fund	1,000,000,000
Small Cap Special Values Fund	750,000,000
Small-Mid Growth Fund	750,000,000
Stock Index Fund	1,000,000,000
Value Fund	750,000,000

SECOND:  The shares of each series of Common Stock set forth above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a series of Common Stock as set forth in the charter of the Corporation.

THIRD:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary confirm the classification and designation of shares of Common Stock and do not increase the total number of authorized shares of stock of the Corporation.

FOURTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 3rd day of August, 2010.

ATTEST:	VALIC COMPANY I

By:

/s/ MARK MATTHES	/s/ NORI L. GABERT
Assistant Secretary	Vice President
Mark Matthes	Nori L. Gabert